UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

APEX 6 INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54777	46-0620521
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2432
East Orange, NJ 07019
(Address of principal executive offices)

(702) 472-7093)
(Registrant’s telephone number, including area code)

460 Brannan Street, Suite 78064
San Francisco, CA 94107
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Prepared By:

Sunny J. Barkats, Esq.

JSBarkats, PLLC

18 East 41st Street, 19th Floor

New York, NY 10017

P: (646) 502-7001

F: (646) 607-5544

www.JSBarkats.com

EXPLANATORY NOTE

This amendment to the Current Report on Form 8-K, dated May 20, 2013, of Apex 6 Inc. is being filed to include Exhibit 10.1, add Item 1.01 and amend certain disclosure in the other presented items.

Item 1.01        Entry into a Material Definitive Agreement.

On May 16, 2013, Apex 6 Inc., a Delaware corporation (the “Company”), entered into a stock purchase agreement (the “Agreement”) by and among the Company, Richard Chiang, as the sole stockholder of the Company (“Chiang”), and Eric B. Holdings, Inc., a Nevada corporation (“EBH”). Pursuant to the terms of the Agreement, Richard Chiang sold 10,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, to EBH in exchange for a purchase price of twenty-eight thousand dollars ($28,000). The Shares represent 100% of the Company’s issued and outstanding common stock.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

Item 5.01        Change in Control of the Registrant.

As more fully described in Item 1.01 above, pursuant to the Agreement, Chiang sold his 100% equity interest in the Company to EBH (the “Change of Control”).

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Change of Control and pursuant to the terms of the Agreement, Chiang resigned from his position as the Company’s Chief Executive Officer, Secretary, Treasurer and as the sole member of the Company’s Board of Directors (the “Board”). Simultaneous to the Change of Control, Louis Eric Barrier, Jr., the Chief Executive Officer of EBH, was appointed as the Company’s Chief Executive Officer and as the sole director of the Board. Further, Richard V. Mahee was appointed as the Company’s Chief Operating Officer.

The relevant business experience of Mr. Barrier and Mr. Mahee, respectively, is as follows:

Louis Eric Barrier, Jr., age 49, Chief Executive Officer, Director

Louis Eric Barrier, Jr. currently serves as Chief Executive Officer and sole director of the Company. Mr. Barrier is also the Chief Executive Officer and the sole director of EBH, a diversified holding company formed in 2013. Prior to founding EBH, from 2011 until present, Mr. Barrier served as the President of World Championship Boxing, Inc., a New York corporation (“WCB”), which organizes and sanctions professional boxing matches. Prior to forming WCB, from 2005 until 2008, Mr. Barrier served as the principal of a professional boxing management company, representing various professional boxers, including Floyd Mayweather, Jr. Mr. Barrier also serves as the Chief Executive Officer of Eric B. Music Group, Inc. (formerly known as Eric B. and Rakim Music Group, Inc. and originally formed in 1986) (“EBMG”). Through EBMG, Mr. Barrier has conducted business as a music, film and television producer and musician, following a successful career in the music business as an entertainer/musician.

Richard V. Mahee, age 40, Chief Operating Officer

Richard V. Mahee currently serves as the Company’s Chief Operating Officer. He also serves as a director of EBH. Mr. Mahee’s primary responsibilities as the Company’s Chief Operating Officer concern the Company’s daily operations, global strategic development and global marketing. Mr. Mahee also serves as Chief Executive Officer of Mahvrick Global Ventures, Inc., a Nevada corporation, formed in 2013, and Mahvrick Networks (“Mav Net”), formed in 2007, which owns Local Newspaper Alliance, as well as over 50 local U.S. and international online newspapers. Mav Net also owns the brands “Best Dining List,” “Most Beautiful List” and “Most Powerful List.” During Mr. Mahee’s tenure at Mav Net, he has successfully negotiated complex transactions with third party publishers and advertising networks.

Family Relationships

Mr. Barrier and Mr. Mahee do not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated May 16, 2013, by and among Apex 6 Inc., Richard Chiang and Eric B. Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APEX 6 INC.

Date: May 24, 2013	By:	/s/ Louis Eric Barrier, Jr.
Name: Louis Eric Barrier, Jr.
Title: Chief Executive Officer